EXHIBIT 99.1

Ainos,Inc. Announces Stock Consolidation

SAN DIEGO, CA, December 12, 2023 – Ainos, Inc. (NASDAQ: AIMD, AIMDW) (“Ainos,” or the “Company”), a diversified healthcare company focused on the development of AI-powered point-of-care testing, VELDONA® low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced that, as previously authorized by its shareholders, the Company is implementing a consolidation (reverse stock split) of its outstanding shares of common stock on the basis of one (1) new share of common stock for every five (5) currently outstanding shares.

The new shares of common stock will be effective for trading purposes as of the commencement of trading on Thursday, December 14, 2023, and will trade under a new CUSIP number 00902F 303. The Company’s ticker symbol, AIMD, will remain unchanged. The Company has filed a Certificate of Amendment to its Restated Certificate of Formation to effect the stock consolidation.

The new number of outstanding common shares will be approximately 4,677,898 shares. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. Holders of fractional shares will be paid out in cash for the fractional portion. The number of outstanding options and warrants will be adjusted accordingly, with outstanding options being approximately 7,333 and outstanding warrants being approximately 664,730.

Ainos stockholders will receive instructions from the Company’s transfer agent, Equiniti Trust Company, LLC relating to procedures for exchanging existing stock certificates for new certificates or book-entry shares and for the receipt of cash proceeds in lieu of fractional shares.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on the development of novel point-of-care testing ("POCT"), low-dose VELDONA® interferon therapeutics, and synthetic RNA-driven preventative medicine. The company's products include VELDONA® clinical-stage human therapeutics, VELDONA® Pet cytoprotein health supplements, and telehealth-friendly POCTs powered by its AI Nose technology platform. The lead POCT candidate, Ainos Flora, is intended to be a telehealth-friendly POCT for women's health and certain common sexually transmitted infections ("STIs"). To learn more, visit https://www.ainos.com.

Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

This press release contains “forward-looking statements” about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “likely,” “strategy,” “foresee,” “may,” “guidance,” “potential,” “outlook,” “forecast,” “should,” “will” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company’s current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause the Company’s actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the planned drug treatments announced in this press release; the Company’s dependence on revenues from the sale of COVID-19 test kits and VELDONA Pet supplements; the Company’s limited cash and history of losses; the Company’s ability to achieve profitability; the Company’s ability to raise additional capital to continue the Company’s product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos’ current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company’s current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company’s industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company’s operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company’s ability to realize the benefits of third party licensing agreements; the Company’s ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company’s success in managing the growth. A more complete description of these risk factors and others is included in the “Risk Factors” section of Ainos’ most recent Annual Report on Form 10-K/A and other reports filed with the U.S. Securities and Exchange Commission, many of which risks are beyond the Company’s control. In addition to the risks described above, and in the Company’s Annual Report on Form 10-K/A, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com